UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2012

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 STATE STREET, SUITE 214 NEW LONDON, CT	06320
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 651-900-0776

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 23, 2012, the board of directors selected and approved L. Michael Haller to be chief executive officer, president and director of Digital Angel Corporation (“Digital Angel”).  In connection with Mr. Haller’s appointment, he and Digital Angel entered into an Employment Agreement, effective as of August 23, 2012 (the “Employment Agreement”), which provides that Mr. Haller will receive a base salary of $150,000.  The Employment Agreement also provides that, if Digital Angel terminates Mr. Haller’s employment without cause or Mr. Haller terminates his employment for good reason, Mr. Haller will receive a severance payment equal to the sum of one times his base salary.  Mr. Haller’s appointment as a director is pursuant to the board’s exercise of its power to fill vacancies, thus Mr. Haller’s term as a director will be until the 2013 meeting of stockholders or until his successor is elected and qualified.

In addition, on August 27, 2012, Mr. Haller was granted stock options to purchase 10,000,000 shares of Digital Angel common stock, with an exercise price of $0.05 per share and which vest as follows:

Tranche 1 - 2,000,000 stock options, which vested on August 27, 2012 and were granted as a signing bonus;

Tranche 2 – 2,000,000 stock options, which vest upon the achievement of either gross revenue attributable to published mobile application games reaching at least $1.0 million or gross revenue attributable to other deals, including, licensing, joint ventures, partnerships, or mergers and acquisitions brought to the company by Mr. Haller reaching at least $2.0 million; and the aggregate positive net cash flow, excluding income taxes, for the company as a whole from September 1, 2012 is either at least $250,000 or at least $125,000 if DIGA stock price closes at or above $0.25 for at least 10 consecutive trading days;

Tranche 3 – 2,000,000 stock options, which vest upon the achievement of either gross revenue attributable to published mobile application games reaching at least $2.0 million or gross revenue attributable to other deals, including, licensing, joint ventures, partnerships, or mergers and acquisitions brought to the company by Mr. Haller reaching at least $4.0 million; and the aggregate positive net cash flow, excluding income taxes, for the company as a whole from September 1, 2012 is either at least $700,000 or at least $350,000 if DIGA stock price closes at or above $0.50 for at least 10 consecutive trading days;

Tranche 4 - 2,000,000 stock options, which vest upon the achievement of either gross revenue attributable to published mobile application games reaching at least $3.0 million or gross revenue attributable to other deals, including, licensing, joint ventures, partnerships, or mergers and acquisitions brought to the company by Mr. Haller reaching at least $6.0 million; and the aggregate positive net cash flow, excluding income taxes, for the company as a whole from September 1, 2012 is at least $1,100,000;or at least $550,000 if DIGA stock price closes at or above $0.75 for at least 10 consecutive trading days; and

Tranche 5 – 2,000,000 stock options, which vest upon the achievement of either gross revenue attributable to published mobile application games reaching at least $4.0 million or gross revenue attributable to other deals, including, licensing, joint ventures, partnerships, or mergers and acquisitions brought to the company by Mr. Haller reaching at least $8.0 million; and the aggregate positive net cash flow, excluding income taxes, for the company as a whole from September 1, 2012 is at least $1,600,000 or at least $800,000 if DIGA stock price closes at or above $1.00 for at least 10 consecutive trading days.

The stock options, which were granted outside of the company’s stock option plans as an inducement to employment, expire on August 26, 2022.

Unvested stock options held by Mr. Haller shall become fully vested and exercisable on a pro-rata basis to the extent that Mr. Haller has achieved some or all of the applicable incentive targets as outlined for each unvested Tranche upon any termination of employment by Digital Angel without cause, or by Mr. Haller for good reason or due to Mr. Haller’s disability or death, which occurs at least six months after the effective date of the Employment Agreement and shall remain exercisable for a period of 60 (sixty) days following any such termination (subject to earlier expiration of the original option term).  Upon any termination of employment by Digital Angel for cause, by Mr. Haller for any reason other than good reason, or Mr. Haller terminates his employment for any reason, all unvested options shall terminate immediately. The definition of cause includes the lack of satisfactory performance, measured as:  (i) within one year from the effective date of the Employment Agreement, by failure to achieve two (2) of the incentive targets as described in Tranche 2; or (ii) within two years from the effective date of the Employment Agreement, by failure to achieve two (2) of the incentive targets as described in Tranche 3.  Tranche 2 and Tranche 3 incentive targets are described above.

In the event of a change in control, as defined in the agreement, all unvested stock options shall immediately accelerate and become vested.  The Employment Agreement also contains non-compete and confidentiality provisions, and also includes a commitment to nominate and support Mr. Haller and one additional person named by Mr. Haller for election to the board of directors, subject to shareholder election.

The above description is qualified entirely by reference to the Employment Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The grant of the stock option to purchase 10,000,000 shares of common stock and the vesting schedule are described in Item 1.01.  The option was issued outside of the Company’s stock option plans and was issued as an inducement to employment.  The stock option was issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”).  The Company intends to register the 10,000,000 shares of common stock underlying the stock option grant in a Form S-8 Registration Statement that the Company anticipates filing over the next several months.

If upon any exercise of the stock options, the Form S-8 Registration Statement has not yet been filed and or declared effective by the SEC, the securities issued will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect. The securities may not be resold or offered in the United States without registration or an exemption from registration.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2012, the board of directors selected and approved L. Michael Haller to be chief executive officer, president and director of Digital Angel. Mr. Haller will not serve on any committees of the board. In connection with Mr. Haller’s appointment, he and Digital Angel entered into an Employment Agreement, effective as of August 23, 2012, which is more fully described above under Item 1.01 Entry Into a Material Definitive Agreement.

Mr. Haller, age 68, has extensive experience in the video game industry, with prior senior positions held at THQ, Inc., Electronic Arts, and several other major video game companies.  Most recently, from January 2009 to the present, Mr. Haller serves as the chairman of Stereo Scope, Inc., renamed Kapitall, Inc., an online investment platform. He intends to step down as chairman of Kapitall, Inc. effective September 3, 2012, but will remain on their board of directors. Mr. Haller also served as Vice President of Production for Kapitall, Inc. from December 2010 to January 2012.  Kapitall, Inc. is the sole shareholder of Kapitall Generation, a FINRA introducing brokerage for equities and ETFs.  From September 2008 to August 2010 he served as president of Bionic Games, Inc. Prior to that time, from February 1998 to July 2003, he served as senior vice president and member of the board of directors of THQ, Inc.  Since 1992, Mr. Haller has served as a director of Pacific Advisor Funds Inc. He earned a Bachelor of Science in Journalism from Northwestern University.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL ANGEL CORPORATION

Date: August 28, 2012

	By:	/s/ Lorraine M. Breece
	Name:	Lorraine M. Breece
	Title:	Chief Financial Officer